EXHIBIT 10.18
TITANIUM INCENTIVE PLAN, LLC
SHARE AGREEMENT
     THIS SHARE AGREEMENT (this “Agreement”) is made and entered into, effective as of July 16, 2008, by and between Titanium Incentive Plan, LLC, a Delaware limited liability company (the “Company”), and the person whose signature is set forth on the signature page hereof (the “Employee”), who is an employee of Titanium Asset Management Corp. (“TAM”) or a subsidiary of TAM.
RECITALS
     WHEREAS, the Employee was granted shares of TAM common stock (“Common Stock”) held by the Company on                                            , 2007 (the “Date of Award”), pursuant to a share agreement (or equivalent agreement);
     WHEREAS, the grant of shares of Common Stock to the Employee (the “Employee Shares”) was made in exchange for the continuous employment of the Employee by TAM or any subsidiary of TAM from the Date of the Award through and including June 21, 2010 (the “Release Date”), with the Employee Shares being held in escrow until the Release Date;
     WHEREAS, the Employee Shares were and are subject to dilution, as provided below in Section 12, and, as a result of such dilution, the Employee’s share grant currently consists of                                   Employee Shares;
     WHEREAS, in connection with the grant of the Employee Shares, the Employee became a non-voting membership interest holder of the Company subject to the terms and conditions of the Limited Liability Company Operating Agreement of the Company, as amended or modified from time to time (the “Operating Agreement”); and
     WHEREAS, the Employee Shares are currently owned of record by the Company, and are held in escrow, where they shall remain until they are released or forfeited.
AGREEMENT
     NOW, THEREFORE, the parties agree as follows:
     1. Grant of Shares. Subject to the terms and conditions of this Agreement and the Operating Agreement, the Employee acknowledges that the Employee was granted the Employee Shares set forth in the Recitals and is a non-voting membership interest holder of the Company.
     2. Employment by the Company. The Employee Shares granted hereunder are awarded on the condition that the Employee remains employed by TAM or a subsidiary of TAM from the Date of Award through and including the Release Date. However, neither such condition nor the award of the Employee Shares shall impose upon TAM, or any subsidiary of TAM, any obligation to retain the Employee in its employ for any given period or upon any specific terms of employment.

     3. Period of Restriction.
     a. Escrow Period. The Employee Shares shall be held in escrow until the Release Date, provided the Employee is employed by TAM or a subsidiary of TAM on the Release Date. If the Employee’s employment terminates prior to the Release Date as a result of death, the Employee’s designated beneficiary or beneficiaries shall be entitled to receive the Employee Share on or after the Release Date. Upon any other termination of employment prior to the Release Date, the Employee will forfeit the Employee Shares unless otherwise determined by the Board of Directors of TAM, or a duly authorized committee of the Board of Directors of TAM. Notwithstanding the foregoing, in the event of any sale of assets, merger, consolidation, combination or other corporate reorganization, restructuring or change of control of TAM (a “Change of Control”), all Employee Shares shall be released to the Employee out of escrow, provided the Employee is employed by TAM or a subsidiary of TAM on the date of such Change of Control. If and when the Employee Shares are released to the Employee out of escrow, the Employee’s non-voting membership interests in the Company shall terminate in accordance with the terms of the Operating Agreement. If and when the Employee Shares are forfeited, the Employee’s non-voting membership interests in the Company shall terminate in accordance with the terms of the Operating Agreement.
     b. Non-Transferability of Shares. The Employee may not sell, transfer or otherwise alienate or hypothecate any of the Employee Shares until they are released to the Employee out of escrow.
     c. Dividends and Voting. While the Employee Shares are subject to forfeiture, the Employee will receive all dividends and other distributions paid with respect to the Employee Shares, in each case so long as the applicable record date occurs before the Employee Shares are forfeited. If, however, any such dividends or distributions are paid in             shares of Common Stock, such shares will be subject to the same risk of forfeiture, restrictions on transferability and other terms of this Agreement as are the Employee Shares with respect to which they were paid. While the Employee Shares are subject to forfeiture, the Employee shall not exercise any voting rights with respect to the Employee Shares.
     4. Restrictions on Transfer of Shares.
     a. Securities Laws. The Employee acknowledges that he or she is acquiring the Employee Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended from time to time (the “Securities Act”). The Employee agrees and acknowledges with respect to any Employee Shares that have not been registered under the Securities Act, that (i) the Employee will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for TAM is exempt from such registration, and (ii) a legend will be placed on the certificates for the shares to such effect. As further conditions to the issuance of the Employee Shares, the Employee agrees for himself, his beneficiary(ies), and his heirs, legatees and legal representatives to execute and deliver to the Company and TAM such investment representations and warranties, to enter into a restrictive stock transfer agreement, and to take or refrain from taking such other actions, as counsel for TAM determines may be necessary or appropriate for compliance with the Securities Act and any applicable federal or state securities laws, regardless of whether the shares have at that time been registered under the Securities Act or qualified under the securities laws of any state.

     b. The certificate(s) (if any) for the Employee Shares shall bear the following legend:
     “The shares of Common Stock represented by this certificate are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These shares may not be sold, transferred or disposed of unless they are registered under the Securities Act, or sold in a transaction that is exempt from registration under the Securities Act and any applicable state securities laws. Any sale, assignment, exchange, gift, transfer or other disposition of the Common Stock represented by this certificate is subject to the terms and conditions of a Share Agreement, dated and effective as of July 16, 2008.”
     5. Uncertificated/Certificated Shares. The Employee Shares may be evidenced in such manner as the Board of Directors of TAM, or a duly authorized committee of the Board of Directors of TAM, may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued, such certificate shall be registered in the name of the Employee and shall bear the legend provided for above.
     6. Escrow/Issuance of Shares. The Employee Shares will be held in escrow by an escrow agent until the Release Date, or until the Employee Shares are forfeited. As soon as practicable after the Release Date, the Employee Shares will cease to be held in escrow, and certificate(s) for such number of shares will be delivered to the Employee or, in the case of the Employee’s death, to his or her beneficiary.
     7. Beneficiary. The Employee may designate one or more beneficiaries who shall be entitled to receive the Employee Shares upon the Release Date. The Employee may from time to time revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company and TAM. The last such designation received by the Company or TAM shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company or TAM prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no beneficiary designation is in effect at the time of Employee’s death, or if no designated beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate will be considered the beneficiary. If the TAM Board of Directors, or a duly authorized committee of the Board of Directors of TAM, is in doubt as to the right of any person to receive the Employee Shares, the Company may refuse to issue shares to any individual, without liability for any interest or dividends on the underlying Common Stock, until the TAM Board of Directors, or duly authorized committee of the Board of Directors of TAM, determines the person entitled to receive the shares, or the Company or TAM may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.
     8. Non-Transferability of Award. This Agreement shall not be transferable other than by will or by the laws of descent and distribution, or pursuant to a beneficiary designation filed in accordance with this Agreement.
     9. Tax Withholding. To the extent that the receipt of the Employee Shares results in income to the Employee for federal, state or local income tax purposes, the Employee shall deliver to TAM at the time TAM (or a subsidiary of TAM) is obligated to withhold taxes in connection with such receipt, such amount as TAM (or a subsidiary of TAM) requires to meet its withholding obligation under applicable tax laws or regulations, and if the Employee fails to do so, TAM (or a subsidiary of TAM) has the right and authority to deduct or withhold from other compensation payable to the Employee an amount sufficient to satisfy its withholding obligations. The Employee may satisfy the withholding requirement, in whole or in part, by electing to have TAM withhold for its own account that number of Employee Shares otherwise deliverable to the Employee from escrow hereunder on the date the tax is to be determined having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that TAM (or a subsidiary of TAM) must withhold in connection with the release of such Employee Shares. Such election must be irrevocable, in writing, and submitted to the Secretary of TAM before the Release Date. The Fair Market Value of any fractional share of Common Stock not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid in cash. The “Fair Market Value” of the Common Stock shall be determined by such methods or procedures as shall be established from time to time by the TAM Board of Directors, or a duly authorized committee of the Board of Directors of TAM; provided, however, that the Fair Market Value shall not be less than the par value of the Common Stock; and provided further, that (a) if the Common Stock is traded on the over-the-counter market, then the Fair Market Value shall be the closing sale price for the Common Stock in the over-the-counter market on the measurement date (or if there was no sale of the Common Stock on such date, on the immediately preceding date on which there was a sale of the Common Stock), as reported by the National Association of Securities Dealers Automated Quotation System (or any successor), or (b) if the Common Stock is listed on a national securities exchange or national securities association, then the Fair Market Value shall be the closing sale price for the Common Stock on the Composite Tape on the measurement date.
     10. Failure to Enforce Not a Waiver. The failure of the Company or TAM (or a subsidiary of TAM) to enforce at any time any provision of this Agreement shall in no way be a waiver of such provision or of any other provision hereof.
     11. Notices. Any notice hereunder to the Company or TAM shall be addressed to the Secretaryof TAM at                                                                                 . Any notice hereunder to the Employee shall be addressed to him or her at the last home address on file with the Company or TAM (or a subsidiary of TAM). Either party may designate some other address at any time hereafter in writing.
     12. Adjustment Provisions. In the event of any change in the Common Stock, whether by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number of Employee Shares subject to this Agreement shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under this Agreement. The Employee Shares are also subject to reduction in the Company’s shareholdings for any reason. Thus, if for any reason there is a share reduction that reduces the number of shares of Common Stock held by the Company, the Employee Shares shall be reduced by the same percentage reduction as the Company’s ownership. However, if the Employee Shares are reduced pursuant to the first sentence in this Section 12, and such event or happening reduces the shares of Common Stock held by the Company, then the Employee Shares shall be reduced pursuant to the first sentence only and not the second and third sentences in this Section 12.
     13. Tax Liability. The Employee shall bear 100% of any tax liability for the Employee Shares, either upon sale or transfer of the Employee Shares, or any other tax liability under the Internal Revenue Code of 1986, as amended from time to time, or any ruling by the Internal Revenue Service.
     14. Release. The Employee agrees to fully release (a) the Company and all of its owners and managing, voting and non-voting members and (b) TAM and all of its subsidiaries and all of their owners, managing, voting and non-voting members, partners, shareholders, directors and officers from any and all past or current claims, and agrees he or she shall may not make a claim or sue any party named in this Agreement for any action, reason, or claim whatsoever; for any action(s) that have occurred from the beginning of time, through and including the Release Date.

     15. Severability. In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
     16. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter, and constitutes (along with the Operating Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
     17. Interpretation. As a condition of the granting of the Employee Shares, the Employee agrees for himself or herself and his or her legal heirs, legatees or representatives, that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the TAM Board of Directors, or a duly authorized committee of the Board of Directors of TAM, in its sole discretion, and any interpretation by the TAM Board of Directors, or a duly authorized committee of the Board of Directors of TAM, of the terms of this Agreement shall be final, binding and conclusive.
     18. Powers of the Company and TAM Not Affected. The existence of this Agreement or the Employee Shares herein granted shall not affect in any way the right or power of the Company or its members, or of TAM or its shareholders, to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s or TAM’s, as the case may be, capital structure or its business, or any merger or consolidation of the Company or TAM, as the case may be, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company or TAM, as the case may be, or any sale or transfer of all or any part of their assets or business, or any other limited liability company or corporate act, as the case may be, or proceeding, whether of a similar character or otherwise.
     19. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to conflict of law principles thereof.
     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
(Signatures follow on next page.)

          IN WITNESS WHEREOF, the parties have executed this Share Agreement dated and effective as of the date first above written.

TITANIUM INCENTIVE PLAN, LLC

	By:	TITANIUM ASSET MANAGEMENT CORP. Managing Member of Titanium Incentive Plan, LLC

By:

Nigel Wightman Chairman and Chief Executive Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Share Agreement.

(Employee)

Name:

Employee address	Employee social security number

Employee phone number

Beneficiary Information:

Beneficiary name	Beneficiary phone number

Beneficiary address	Beneficiary social security number